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                                                                    Exhibit 23.8

                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors and Shareholders
of Tele-Communications International, Inc:

We consent to the incorporation by reference in the registration statement (No. 33-63139) on Form S-3 of Tele-Communications, Inc. and TCI Communications, Inc. of our report, dated March 24, 1995, relating to the combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Current Report on Form 8-K of Tele-Communications, Inc., dated April 20, 1995, as amended, and to the reference to our firm under the heading "Experts" in the registration statement.



KPMG FINSTERBUSCH PICKENHAYN SIBILLE







/s/ Juan Carlos Pickenhayn
- ---------------------------------------
Juan Carlos Pickenhayn
Partner



Buenos Aires, Argentina
September 6, 1996